UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd, Suite 710, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 871-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Regained Compliance with Minimum Bid Price Requirement

As previously disclosed by Catalyst Biosciences, Inc., a Delaware Corporation (the “Company”) on that certain Current Report on Form 8-K filed on February 18, 2022, with the U.S. Securities and Exchange Commission (the “SEC”), on February 16, 2021, the Company received a letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice provided the Company 180 calendar days, or until August 15, 2022, to regain compliance with the Minimum Bid Price Requirement.

On June 7, 2022, the Company received a letter (the “Compliance Letter”) from the Listing Qualifications department of Nasdaq notifying the Company that it has regained compliance with the Minimum Bid Price Requirement. The Compliance Letter noted that (i) the Company’s common stock had a closing bid price of $1.00 or greater for ten consecutive trading days from May 23, 2022 through June 6, 2022, and (ii) the Company has regained compliance with the Minimum Bid Price Requirement. Accordingly, Nasdaq considers the matter closed.

Date of Annual Meeting and Deadline for Stockholder Proposals

The Company will hold the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) on August 15, 2022. The record date for the 2022 Annual Meeting has been set as the close of business on July 15, 2022. Other details regarding the 2022 Annual Meeting will be specified in the forthcoming proxy statement related to the 2022 Annual Meeting.

Because the date of the 2022 Annual Meeting is more than 30 days from the anniversary of the Company’s 2021 Annual Meeting of Stockholders, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for the 2022 Annual Meeting. In order to be considered timely, such proposals must be received by the Company’s Secretary no later than June 18, 2022, which the Company determined to be a reasonable time before it expects to begin to print and send the proxy statement related to the 2022 Annual Meeting. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Company’s proxy materials. Proposals of stockholders must also comply with rules of the SEC regarding the inclusion of stockholder proposals in proxy materials and the Company may omit from its proxy materials any proposal that does not comply with the SEC’s rules.

Any stockholder seeking to submit proposals outside of Exchange Act Rule 14a-8 or to nominate a director must provide timely notice, as set forth in the Company’s Bylaws. Specifically, written notice of any proposed business or nomination must be received by the Company’s Secretary no later than the close of business on June 18, 2022. Any notice of proposed business or nomination must comply with the specific requirements set forth in the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: June 8, 2022	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer